Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
CPI Aerostructures, Inc.

We hereby consent to incorporation by reference in Registration Numbers 333-11669, 333-42403 and 333-130077 on Form S-8 and Registration Numbers 333-08391 and 333-08216 on Form S-3 of our report dated January 30, 2004 on the statements of income, shareholders’ equity, and cash flows of CPI Aerostructures, Inc. for the year ended December 31, 2003, which appear in the December 31, 2005 Annual Report on Form 10-K of CPI Aerostructures, Inc.

/s/ Goldstein Golub Kessler LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 30, 2006